                                                                 EXHIBIT 10.E.6

                      PLUM CREEK MANAGEMENT COMPANY, L.P.
                            LONG-TERM INCENTIVE PLAN



             SECTION 1 - ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE

         1.1 Establishment of Plan. Plum Creek Management Company, L.P., a Delaware limited partnership (the "Company") hereby establishes this 28th day of January, 1994 the "PLUM CREEK MANAGEMENT COMPANY, L.P. LONG-TERM INCENTIVE PLAN" (the "Plan") for the benefit of certain executives of the Company. Subject to the terms and conditions provided herein, the Plan provides for rewarding participating executives with a transfer of Units (as defined herein) representing an ownership interest in the Plum Creek Timber Company, L.P. (the "Partnership").

         1.2 Purpose. The purpose of the Plan is to help retain the services of participating executives, to align their interests with the interests of the partners of the Partnership, and to encourage participating executives to increase operating profitability, allocate capital wisely, and generate cash with the ultimate goal of attaining appreciation in the value of the Units. Transfers of Units under this Plan will reward participating executives with ownership interests in the Partnership for which the Company serves as general partner and to which it provides management support through the efforts of the participating executives of the Company. This Plan is intended to be an unfunded "bonus program" within the meaning of the United States Code of Federal Regulations Section 2510.3-2(c) and is maintained primarily for the purpose of providing long-term incentives to a select group of management or highly compensated employees.

         1.3 Effective Date of Plan. The Plan shall be effective as of October 1, 1993 upon the approval of the Board of Directors of PC Advisory Corp. I (the "Board"), the general partner of PC Advisory Partners I, L.P., which serves as a general partner of the Company, which serves as the general partner of the Partnership.

                            SECTION 2 - DEFINITIONS

         2.1 Definitions. When used in the Plan, the following terms shall have the meanings specified below:

                 (a) "Account" means a Participant's Reinvested Distribution Account and Unit Appreciation Account.

                 (b) "Base Unit Value" means, with respect to Unit Appreciation Rights granted as of the Effective Date, the amount of $20 and, with respect to Unit Appreciation Rights granted after the Effective Date, the amount established by the Committee pursuant to
         Section 5.1(b).

                 (c) "Beneficiary" means the person or entity determined to be a Participant's beneficiary pursuant to Section 16.

                 (d)      "Board" means the Board of Directors of PC Advisory
         Corp. I.

                 (e) "Cause" means, when used in the phrase "for Cause" or "without Cause" in connection with a termination of employment, that the termination is evidenced by a resolution adopted in good faith by at least two-third (2/3rds) of the members of the Board who are not employees of the Company or the Partnership, that the Participant

                          (i)     willfully and continually failed
                 substantially to perform the Participant's duties with the Company or a Related Company (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which failure continued for a period of at least 30 days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed substantially to perform the Participant's duties, or

                          (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Company or a Related Company, monetarily or otherwise;

         provided no termination of the Participant's employment shall be for Cause set forth in clause (ii) above until there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause
         (ii) and specifying the particulars thereof in detail, and the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part, shall be considered "willful" unless the Participant acted, or failed to act, with an absence of good faith and without a reasonable belief that such action or failure to act was in the best interest of the Company or a Related Company.
         Notwithstanding anything contained in this Plan to the contrary, no failure to perform by the Participant after notice of termination is given to the Participant shall constitute Cause.

                 (f) "Change in Control" shall be deemed to occur at such time as Mr. John H. Scully and Mr. William E. Oberndorf no longer control, either individually or in the aggregate, the Company.

                 (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 (h) "Committee" means a committee of two or more Board members appointed by the Board.

                 (i) "Distribution Date" means the date a Partnership Distribution is paid to the unitholders.

                 (j)      "Effective Date" means October 1, 1993.

                 (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 (m) "Good Reason" means the occurrence of any of the following events or conditions:

                          (i) a change in the Participant's status or
                 responsibilities (including reporting responsibilities) which represents a substantial reduction of the status or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which are inconsistent with such status or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to a position of responsibility, except in connection with the termination of the Participant's employment for Cause, Permanent Disability, as a result of death, or by the Participant for other than Good Reason;

                          (ii) a reduction in the Participant's annual base
                 salary;

                          (iii) the failure by the Company or a Related Company
                 to provide the Participant with benefits substantially equal (in terms of aggregate benefit levels and reward opportunities) to those provided under the employee benefit plans, programs and practices as in effect on the Effective Date;

                          (iv) any material breach by the Company of any provision of this Plan; and

                          (v) any purported termination of the Participant's
                 employment for Cause by the Company or a Related Company, as the case may be, which does not otherwise comply with the terms of this Plan.

         Good Reason should not be inferred from a mere change in title or position or because the exigencies of competition, changes in business climate and opportunities presented in the marketplace may require a Participant to undertake new roles and tasks or to travel or move in order to best further the interests of the Company or any Related Company.

                 (n) "Incentive Plans" means the Plan, the Plum Creek Management Company, L.P. Management Incentive Plan, the Plum Creek Management Company, L.P. Key Employee Long-Term Incentive Plan and any other incentive plan maintained by the Company and designated by the Committee as an Incentive Plan.

                 (o) "Market Price" means with respect to a Unit, the closing reported sales price, regular way, per Unit on the New York Stock Exchange Composite Tape, or if Units are not then traded on such stock exchange, the principal national securities exchange on which Units are then traded, or if not so traded, the highest bid quotation on the over-the-counter market as reported by the National Quotations Bureau, or any similar organization, on any relevant date, or if not so reported, as determined by the Committee in a manner consistently applied.

                 (p) "Participant" means an executive employee of the Company designated as a Participant pursuant to Section 4.1 or
         Section 4.2 or a former executive employee of the Company or a Related Company who has any rights under the Plan.

                 (q) "Partnership Distributions" means cash distributions of the Partnership with respect to the Units, including all ordinary and extraordinary cash distributions.

                 (r) "Performance Period" means the period beginning on the Effective Date and ending on December 31, 1998.

                 (s) "Permanent Disability" means a condition that results in the Participant's being totally disabled, whether due to physical or mental causes, to the extent that the Participant is prevented from engaging in further employment with the Company or any Related Company and the Participant's condition is likely to be permanent and continuous during the remainder of the Participant's life, as determined by the Committee, upon the basis of medical evidence.

                 (t) "Plan" means the Plum Creek Management Company, L.P. Long-Term Incentive Plan, as set forth herein and as amended from time to time.

                 (u) "Realization Event" means the first to occur of (i) the expiration of the Performance Period, (ii) the occurrence of a Change in Control, (iii) the Participant's termination of employment with the Company and any Related Company as a result of the Participant's Permanent Disability, (iv) the termination of the Participant's employment with the Company and any Related Company either voluntarily by the Participant for Good Reason or involuntarily by the employer without Cause, or (v) the Participant's death.

                 (v) "Reinvested Distribution Account" means a book account maintained by the Company with respect to each Participant reflecting the number of Shadow Units credited to the Participant with respect to Partnership Distributions.

                 (w) "Related Companies" means the Partnership, Plum Creek Manufacturing, L.P., and Plum Creek Marketing, Inc., but not the Company, and any other entity owned, directly or indirectly, now or in the future, by the Partnership to the extent of 50% or more.

                 (x) "Revocation Event" means a determination by the Board in its sole discretion that any of the following has occurred or is likely to occur:

                          (i) a determination by the Department of Labor or a court of competent jurisdiction that the assets of the Trust are subject to Part 4 of Subtitle B of Title I of ERISA or

                          (ii) a determination by the Internal Revenue Service or a court of competent jurisdiction that any amount deposited in the Trust is taxable to any Participant or Beneficiary prior to the distribution to the Participant or Beneficiary of such amount.

                 (y) "Securities Act" means the Securities Act of 1933, as amended from time to time.

                 (z) "Shadow Unit" means the right of a Participant to receive Units to be transferred (if not forfeited) pursuant to the terms of the Plan upon the occurrence of a Realization Event.

                 (aa) "Termination of Employment" means ceasing to be an Employee of either the Company or a Related Company for any reason.

                 (ab) "Trust" means any trust established in connection with the Plan.

                 (ac)     "Trustee" means the trustee of the Trust.

                 (ad) "Unit Appreciation Account" means a book account maintained by the Company with respect to each Participant reflecting the number of Shadow Units credited to the Participant with respect to the attainment of one or more of the Unit Value targets established pursuant to Section 5.2.

                 (ae) "Unit Appreciation Right" means the right of the Participant to be credited pursuant to Section 5.3 with Shadow Units upon the attainment of Unit Value targets.

                 (af) "Units" means the depositary units representing limited partner interests in the Partnership, or such other substituted units as may replace them pursuant to Section 13 hereof.

                 (ag) "Unit Value" on any date means, with respect to a Unit Appreciation Right, the arithmetic sum of the Market Price of a Unit on such date and the value of all Partnership Distributions paid on or after the later of January 1, 1994 and the date of grant of the Unit Appreciation Right and on or before the date on which the Unit Value is determined. For the purpose of determining Unit Value, the Market Price on any day that Units are not traded shall be the Market Price on the first preceding day that Units were traded.

Any terms defined in the Partnership Agreement have the same meaning in this Plan as in the Partnership Agreement.

                           SECTION 3 - ADMINISTRATION

         3.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret and construe any provision of the Plan, to determine eligibility and benefits under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to adopt such forms as it may deem appropriate for the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee under the Plan shall be final and binding for all purposes and upon all persons. Committee decisions shall be made by a majority of its members present at a meeting (which meeting may be held by telephone) at which a quorum is present. Any decision reduced to writing and signed by all members of the Committee shall be fully effective as if it had been made at a meeting duly held.

         3.2 Indemnification of Committee. The Company and the Partnership shall indemnify each member of the Committee (which, for purposes of this Section 3.2, includes any employee of the Company or a Related Company to whom the Committee has delegated any responsibility in the administration of the
Plan) against any and all claims, losses, damages, expenses, including counsel fees incurred by the Committee, and any liability, including any amounts paid in settlement with the Company's approval, arising from the member's or the Committee's determination, action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The right of indemnity described in the preceding sentence shall be conditioned upon (i) the timely receipt of notice by the Company of any claim asserted against the Committee member, which notice, in the event of a lawsuit, shall be given within ten (10) days after receipt by the Committee member, and (ii) the timely receipt by the Company of an offer from the Committee member of an opportunity to participate in the settlement or defense of such claim.

         3.3 Cost. Although the Plan is maintained by the Company for administrative convenience, all expenses and costs associated with the Plan, including the cost of administration and the cost of funding the benefits to be provided by the Plan, shall be borne by the Partnership. All economic benefits and burdens will accrue to and be incurred by the Partnership, and the Company shall have no opportunity to profit from the operation of the Plan.

                   SECTION 4 - ELIGIBILITY AND PARTICIPATION

         4.1 Participants on Effective Date. The Participants in the Plan on the Effective Date shall be those executives designated in Section 5.1(a).

         4.2 Participants Designated by the Committee. The Committee may, in its sole discretion, designate one or more of the senior executives of the Company to be a Participant in the Plan effective as of such date as the Committee in its sole discretion shall specify.

      SECTION 5 - ALLOCATION OF UNIT APPRECIATION RIGHTS AND CREDITING OF
                                  SHADOW UNITS

         5.1 Unit Appreciation Rights. A grant of a Unit Appreciation Right entitles the Participant to receive a benefit in an amount determined by reference to the appreciation in the value of a Unit over the Base Unit Value assigned to the Unit Appreciation Right and in the form of Units to be transferred to the Participant (if not forfeited pursuant to Section 6) pursuant to the terms of the Plan. The right to receive Units with respect to Unit Appreciation Rights granted under the Plan in accordance with the terms and conditions of the Plan is reflected by Shadow Units credited to the Participant's Account.

                 (a) Original Grants. Pursuant to the Committee's determination, Unit Appreciation Rights shall be granted as of the Effective Date to the Participants listed below in the amount indicated below:

                                                   Unit Appreciation
                 Participant                         Rights Granted
                 -----------                         --------------
                 Rick R. Holley           525,000

                 Charles P. Grenier                        375,000

                 Robert E. Manne                           375,000

                 James A. Kraft           225,000

         Pursuant to the Committee's determination, the Base Unit Value with respect to Unit Appreciation Rights granted pursuant to this Section 5.1(a) shall be $20.00. The Unit Appreciation Rights granted pursuant to this Section 5.1(a) shall be conditioned upon the Committee's written determination prior to June 30, 1994 that such grants have been made in compliance with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or any comparable or successor rule or regulatory requirement.

                 (b) Subsequent Grants. Unit Appreciation Rights may be granted to Participants by the Committee, in its sole discretion, provided that the total of all Unit Appreciation Rights granted pursuant to this Section 5.1 and not cancelled pursuant to Section 6 shall not exceed 2,000,000. Although the Committee may grant additional Unit Appreciation Rights pursuant to this Section 5.1(b) to a Participant who received a grant on the Effective Date pursuant to
         Section 5.1(a), it is not presently expected or intended that the Committee will make such a grant. The Base Unit Value with respect to Unit Appreciation Rights granted pursuant to this Section 5.1(b) shall be established by the Committee in its sole discretion at the time of the grant.

         5.2 Unit Appreciation Rights Triggered by Unit Value Targets. On the later of January 1, 1994 or when the Unit Value equals or exceeds, in turn, one of the value targets established with respect to Unit Appreciation Rights pursuant to this Section 5.2 for 75 calendar days during any 90 consecutive calendar day period beginning on the first trading day the Unit Value equals or exceeds the applicable value target, a percentage of the Unit Appreciation Rights granted shall be triggered.

                 (a) Value Targets for Original Unit Appreciation Right Grants. The following table sets forth five Unit Value targets for all original grants of Unit Appreciation Rights pursuant to Section 5.1(a) and the percentage of such Unit Appreciation Rights triggered with respect to that Unit Value target:

                                                                Percentage of
                                      Unit                    Unit Appreciation
         Target                   Value Target                Rights Triggered
         ------                   ------------                ----------------
         First                      $23.00                            10%

         Second                     $26.45                            15%

         Third                      $30.42                            20%

         Fourth                     $34.98                            25%

         Fifth                      $40.23                            30%

                 (b) Value Targets for Subsequent Unit Appreciation Right Grants. The Committee in its sole discretion shall establish at the time of the grant of Unit Appreciation Rights pursuant to Section 5.1(b) one or more Unit Value targets and the percentage of such Unit Appreciation Rights triggered with respect to each Unit Value target.

         5.3 Shadow Units Credited to Unit Appreciation Account. The Company shall establish a Unit Appreciation Account for each Participant granted Unit Appreciation Rights pursuant to Section 5.1. The Participant's Unit Appreciation Account shall reflect the number of Shadow Units credited to the Participant as a result of Unit Appreciation Rights triggered by the attainment of Unit Value targets. The number of Shadow Units credited to the Participant's Unit Appreciation Account upon the attainment of a Unit Value target with respect to Unit Appreciation Rights granted to the Participant shall be determined by

                 (a) multiplying (i) the excess of the dollar amount of the fifth Unit Value target over the Base Unit Value for the Unit Appreciation Rights granted to the Participant by (ii) the number of Unit Appreciation Rights granted to the Participant which are triggered by the Unit Value target attained, and

                 (b) dividing the product obtained in (a) above by the dollar amount of the fifth Unit Value target for the Unit Appreciation Rights granted to the Participant.

If a Participant has been granted Unit Appreciation Rights pursuant to more than one grant, the number of Shadow Units determined pursuant to this Section
5.3 shall be determined and credited separately with respect to each grant of Unit Appreciation Rights. In the case of Unit Appreciation Rights granted by the Committee pursuant to Section 5.1(b), the dollar amount of the highest Unit Value target established for the Unit Appreciation Rights by the Committee pursuant to Section 5.2(b) shall be substituted for the fifth Unit Value target in applying Section 5.3(a)(i) and (b) to determine the number of Shadow Units in the Participant's Unit Appreciation Account.

         5.4 Shadow Units Credited to Reinvested Distribution Account. The Company shall establish a Reinvested Distribution Account for each Participant who has Shadow Units credited to his Account under the Plan. The purpose of the Reinvested Distribution Account is to provide the Participant with an additional benefit under the Plan equal to the value of the benefit the Participant would receive from Partnership Distributions if the Participant was the unitholder of the Units which are reflected in the form of Shadow Units credited to the Participant's Account. On the Distribution Date of any Partnership Distribution, Shadow Units shall be credited to the Participant's Reinvested Distribution Account in an amount equal to

                 (a) the product of the Shadow Units credited to the Participant's Account as of the Distribution Date and the amount of the Partnership Distribution determined on a per Unit basis, divided by

                 (b)      the Market Price of a Unit on the Distribution Date.

         5.5 Examples. Examples of calculations with respect to Participants' Accounts pursuant to the rules provided by this Section 5 are set forth in Appendix A.

                   SECTION 6 - CANCELLATIONS AND FORFEITURES

         6.1 Cancellation of Unit Appreciation Rights. The Unit Appreciation Rights granted to a Participant shall be cancelled upon the occurrence of a Realization Event or a forfeiture pursuant to Section 6.2 with respect to the Participant. Upon the cancellation of a grant of Unit Appreciation Rights, the right of a Participant to have Shadow Units credited to his Account with respect to such Unit Appreciation Rights upon the attainment of Unit Value targets not previously attained shall be forfeited; provided the Committee, in its sole discretion, may provide (although it is not presently expected or intended that the Committee will exercise such authority) that all or a portion of the Unit Appreciation Rights granted to a Participant shall not be cancelled upon the occurrence of a Realization Event described in
Section 2.1 (u) and that the Participant shall continue to be entitled to have all or a portion of the Shadow Units credited to the Participant's Account pursuant to Section 5.3 and 5.4 and shall continue to participate in the Plan in accordance with the provisions of the Plan subject to such additional terms and conditions as the Committee, in its sole discretion, may require. Any Unit Appreciation Rights cancelled in accordance with this Section 6.1 shall, subject to Section 8, be available again to be used in connection with a subsequent grant pursuant to Section 5.1(b) at any time prior to the end of the Performance Period.

         6.2 Forfeiture of Shadow Units. A Participant shall forfeit any Shadow Units credited to the Participant's Account and any related transfer of Units to be made under this Plan if, prior to the occurrence of a Realization Event, the Participant's employment with the Company and any Related Company is terminated either by the employer for Cause or by the Participant without Good Reason.

                         SECTION 7 - TRANSFER OF UNITS

         Upon the occurrence of a Realization Event with respect to the Participant, the Company shall transfer or cause to be transferred to the Participant a number of Units equal to the number of whole Shadow Units then credited to the Participant's Account, including any Shadow Units credited to the Participant's Reinvested Distribution Account for subsequent Partnership Distributions pursuant to Section 5.4, less any withholding pursuant to Section 14.

                          SECTION 8 - DURATION OF PLAN

         Subject to Section 15 and Section 17, the Plan shall remain in effect until December 31, 1998.

                       SECTION 9 - UNITS SUBJECT TO PLAN

         Unit Appreciation Rights shall be granted under the Plan with respect to a maximum of 2,000,000 Units, subject to the subsequent grant of previously granted Unit Appreciation Rights after cancellation pursuant to Section 6.1 and subject to any adjustment that may be made in connection with an event described in Section 13. The number of Units transferred under the Plan shall be subject to increase by the number of Shadow Units credited to Participants' Reinvested Distribution Accounts and shall also be subject to any adjustment that may be made in connection with an event described in Section 13.

                        SECTION 10 - FUNDING OF THE PLAN

         Although the Company may cause Units that are subject to be transferred pursuant to the terms of the Plan or are otherwise reserved and other funds reserved for use under the Plan and other Incentive Plans to be held under a grantor trust agreement, the Plan is unfunded. Benefits under the Plan shall be paid from the general assets of the Company. A Trust, which shall be intended to be a "grantor trust" within the meaning of section 671 of the Code, shall be established pursuant to a trust agreement, to assist the Company in meeting its obligations under the Incentive Plans. Such trust agreement shall provide that the Trust may invest in Units. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Partnership, the Board (or any of its members), or the Committee (or any of its members) and any Participant, any Beneficiary, or any other person. Although the Company may establish an accounting reserve with respect to future payments under the Plan, no reserve or set aside amounts shall imply any rights of any Participant therein. Any reserve or set aside shall be fully subject to the claims of the Company's creditors to the same extent as the general assets of the Company. To the extent that any person acquires a right to receive Units from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in this Plan shall be construed to give any Participant an ownership interest in, or the right to receive distributions from the Partnership with respect to any Shadow Units credited to the Participant's Account or any Units subject to a transfer related to such Shadow Units until such Units have been transferred to the Participant pursuant to the terms of the Plan.

         The trust agreement creating the Trust shall contain procedures substantially to the following effect which may be revised to the extent deemed desirable by the Company for the purpose of ensuring that Participants will not be in constructive receipt of income or incur an economic benefit for federal income tax purposes because of the adoption or maintenance of the Trust:

                 (a) The Trustee shall cease payment of benefits to Participants and their Beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this trust agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                 (b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                 (c) The Board and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

                 (d) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                 (e) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in the trust agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Incentive Plans or otherwise.

                 (f) The Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with the provisions of the trust agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

                 (g) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to subsection (e) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Incentive Plans for the period of such discontinuance, less the aggregate amount of any payments made to Incentive Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

              SECTION 11 - TRANSFERS OF UNITS AND PAYMENTS UNDER THE PLAN

                 (a) Within 30 business days after the occurrence of a Realization Event, the Company shall deliver or cause to be delivered to the Participant certificates for a number of Units equal to the whole number of such Shadow Units credited to such Participant's Account as of the Realization Event and cash with respect to any fractional Shadow Unit credited to such Participant's Account in an amount equal to the product of such fraction and the Market Price of a Unit on the date the Realization Event occurs.

                 (b) The Plan's principal purpose is to provide Participants with a continuing long-term investment in the Partnership. In order to accomplish that principal purpose, it is imperative that a Participant's rights under the Plan generally be required to remain in the form of Shadow Units credited to the Participant's Account until the occurrence of a Realization Event with respect to the Participant. Accordingly, in the event that a court of competent jurisdiction finally determines that the Company is obligated to distribute to a Participant, Beneficiary or any other person certificates for any Units reflecting Shadow Units credited to a Participant's Account prior to the occurrence of a Realization Event with respect to the Participant or the Committee determines the distribution of such certificates is appropriate, the certificates so distributed to such Participant, Beneficiary or other person shall be restricted as to transferability until the date that a Realization Event would have occurred with respect to the Participant had they not been distributed to the Participant, Beneficiary or other person and remained subject to the Plan, and each such Unit certificate shall bear the following legend:

                          The transferability of this certificate and the Units
                 represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) applicable to the Shadow Units to which the Units represented by this certificate relate, all as contained in the Plum Creek Management Company, L.P. Long-Term Incentive Plan. A copy of the Plan is on file in the office of the Plum Creek Management Company; 999 Third Avenue, Suite 2300; Seattle, Washington 98104.

                 (c) To further promote and ensure the accomplishment of the Plan's principal purpose of providing Participants with a continuing long-term investment in the Partnership, each Participant will generally be required to retain until Termination of Employment at least fifty percent (50%) of the after-tax benefit provided under the Plan as reflected by the Shadow Units credited to the Participant's Account in a long-term investment in the Partnership in the form of Units transferred to the Participant pursuant to this Plan. Accordingly, a percentage of the Units transferred pursuant to this Plan shall be restricted as to transferability until the Participant's Termination of Employment equal to fifty percent (50%) of the excess of one hundred percent (100%) over the highest marginal combined federal and applicable state individual income tax rate, and the certificates for such Units shall bear such legend as the Committee shall in its sole discretion deem appropriate to reflect such restriction on transferability. The Committee may in its sole discretion modify or choose not to impose the requirement of this
         Section 11(c) at any time with respect to one or more Participants or with respect to one or more grants of Unit Appreciation Rights as it may deem appropriate.

                        SECTION 12 - SECURITIES MATTERS

                 (a) Subject to Section 11, the Partnership shall use its best efforts to assure that any securities distributed to Participants hereunder are marketable at the time of distribution, including, to the extent required under applicable law, effecting the registration pursuant to the Securities Act of any Units to be distributed hereunder or effecting similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Partnership shall not be obligated to cause to be issued or delivered any certificates evidencing Units awarded pursuant to the Plan unless and until the Partnership is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange and any other securities exchange on which Units are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Units pursuant to the terms hereof, that the recipient of such Units make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

                 (b) Without limitation on the Committee's powers pursuant to this Section 12, to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or by any comparable or successor exemption under which the Committee believes it is appropriate for the Plan to qualify, the Committee may (i) restrict a Participant's ability to sell Units distributed to such Participant pursuant to this Plan until the expiration of 6 months (or such other period as the Committee deems appropriate) after the date as of which the Shadow Units relating thereto were credited to the Participant's Account, (ii) in lieu of distributing Units with respect to Shadow Units that were credited to a Participant's Account within 6 months (or such other period as the

         Committee deems appropriate) after the date as of which the Shadow Units relating thereto were credited to the Participant's Account,
         (ii) in lieu of distributing Units with respect to Shadow Units that were credited to a Participant's Account within 6 months (or such other period as the Committee deems appropriate) prior to the respective Realization Event, distribute a cash amount equal to the Market Price of such Units as of the Realization Event, or (iii) impose such other conditions on the exercise of any election under the Plan or in connection with any distribution under the Plan as the Committee deems appropriate.

             SECTION 13 - ADJUSTMENT OF ACCOUNTS IN CERTAIN EVENTS

                 (a) Unless the Committee otherwise determines, a Participant's Account shall be adjusted to reflect any securities, cash and other property received with respect to Units equal in number to the Shadow Units credited to such Participant's Account as a result of any Unit distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of Units or similar change or any other event that the Committee, in its sole discretion, deems appropriate. The purpose of this adjustment is to treat Participants as if they were unitholders of Units with respect to the number of Shadow Units credited to their Accounts. However, the Committee may convert any securities, cash or other property that would have been received in respect of Units into an equivalent number of Shadow Units to be credited to the Participant's Account, or may provide that any security received in respect of Units shall be substituted for Units under the Plan.

                 (b) In the event of any change in the number of Units outstanding by reason of any Unit distribution or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of Units or similar change or any other event that the Committee, in its sole discretion, deems appropriate, the maximum aggregate number of Units subject to the Incentive Plans, the number of Unit Appreciation Rights allocated under this Plan, the number of Shadow Units credited to the Accounts of Participants, and the amount of any target established under Section 5.2 shall be appropriately adjusted by the Committee. In the event of any change in the number of Units outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of Units subject to the Incentive Plans, the terms of Unit Appreciation Rights created and allocated under this Plan and the Shadow Units credited to Participants' Accounts as the Committee may deem appropriate.

                 (c) A Participant shall have no rights as a result of any Unit distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of Units or similar change, except as may be determined by the Committee pursuant to this Section 13.

                 (d) The grants of Unit Appreciation Rights under Section 5.1(a) pursuant to the Committee's determination are based upon the total Units outstanding on January 1, 1994, and no adjustment shall be determined by the Committee pursuant to this Section 13 on account of any Unit split or other transaction with respect to Units occurring prior to January 1, 1994.

                   SECTION 14 - PAYROLL AND WITHHOLDING TAXES

         All federal, state, local and other withholding tax requirements, if any, attributable to a distribution shall be met pursuant to the following procedures:

                 (a) The Company and Related Companies shall have the right to withhold from any cash amounts payable to a Participant (including salary, bonus or any other amounts payable from the Company or any Related Company to the Participant) an amount sufficient to satisfy such federal, state, local and other withholding tax requirements, prior to the delivery of any certificate or certificates for such Units or other payments pursuant to the Plan.

                 (b) The Company or Related Company shall have the right to require Participants to remit to the Company or Related Company in cash an amount sufficient to satisfy such federal, state, local and other withholding tax requirements, prior to the delivery of any certificate or certificates for such Units or other payments pursuant to the Plan.

                 (c) At the election of the Participant, to the extent permitted by the Committee, the Participant shall deliver, or the Company or Related Company (or, if a distribution is to be made from the Trust, the Trustee) shall withhold, a number of such Units, the Market Price of which on the date the Units are to be distributed to the Participant is determined by the Committee to be sufficient to satisfy the minimum federal, state, local and other withholding tax requirements under applicable law.

                 (d) If a Participant is subject to Section 16(b) of the Exchange Act, the Committee may prescribe such requirements or limitations on the Participant's ability to elect the withholding options contained in Section 14(c) as may be required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or by any comparable or successor exemption.

                     SECTION 15 - TERMINATION AND AMENDMENT

         The Plan may be terminated with respect to any or all Participants at any time by the Board. Subject to Section 11 hereof, in order to meet the benefit obligations under the Plan upon such termination, the Company shall deliver or cause to be delivered to each Participant with respect to whom the Plan has been terminated a certificate for a number of Units equal to the whole number of Shadow Units credited to such Participant's Account as of the date the Plan was terminated and cash with respect to any fractional Shadow Units credited to such Participant's Account, in an amount equal to the product of such fraction and the Market Price of a Unit as of the date the Plan was terminated. The Plan may be amended by the Board from time to time in any respect; provided that if the Committee, in its sole discretion, deems it appropriate or advisable to comply with Rule 16b-3 or any comparable or successor rule or regulatory requirement, the approval of security holders shall be necessary to adopt any amendment to the extent that the adoption of such amendment without such approval would cause the Plan to no longer comply with Rule 16b-3 or any comparable or successor rule or regulatory requirement; and provided further that Section 5 of the Plan with respect to grants made as of the Effective Date shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or other rules thereunder. No amendment or termination shall be made that would impair the rights of any Participant in any Unit Appreciation Right theretofore granted, any Shadow Unit theretofore credited or any Unit theretofore transferred, without such Participant's prior written consent; provided that the Company may amend the Plan and the Trust from time to time in such a manner as may be necessary to avoid having the trust agreement pursuant to which the Trust is created, the Incentive Plans or the Trust being subject to ERISA and to avoid the current taxation of the assets held in the trusts established in connection with the Incentive Plans to Participants. Neither a Participant's incurring any income tax liability nor the loss of an investment opportunity as a result of the termination of the Plan shall be considered an impairment of the rights of a Participant.

      SECTION 16 - BENEFICIARIES, PERMITTED TRANSFEREES, AND OTHER PAYEES

         16.1 Designation of Beneficiary. Each Participant shall have the right to designate in writing from time to time a Beneficiary by filing a written notice of such designation with the Committee. A Participant's designation of a Beneficiary may be revoked by filing with the Committee an instrument of revocation or a later designation. Any designation or revocation shall be effective when received by the Committee. In the event of the death of a Participant, any payment required to be made hereunder to such Participant shall be made to such Participant's Beneficiary. Unless the Participant's Beneficiary designation provides otherwise, no person shall be entitled to benefits upon the death of the Participant unless such person survives the Participant. If the Beneficiary designated by a Participant does not survive the Participant or if the Participant has not made a valid Beneficiary designation, the Participant's Beneficiary shall be the Participant's estate. No payment shall be made after the death of a Participant with respect to the Participant's Account, unless the Committee shall have been furnished with such evidence as the Committee may deem necessary to establish the validity of the payment.

         16.2 Nontransferability. Except as provided in Section 16.1, no Unit Appreciation Rights allocated to Participants under the Plan, no Shadow Units credited to the Participant's Accounts under the Plan, no Units subject to transfer that have not yet been transferred to Participants pursuant to the Plan, no interest in any trust that may hold Units for the purpose of meeting the Company's obligations under the Incentive Plans, and no other interest or right of a Participant under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (except by will or by the laws of descent and distribution), or in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or Beneficiary entitled thereto, or be subject to any lien, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, and bankruptcy.

         16.3 Incapacity of Participant or Beneficiary. If the Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative), may in the sole discretion of the Committee, be paid to the spouse, child, parent or brother or sister of such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

                    SECTION 17 - EFFECT OF REVOCATION EVENT

         Upon the occurrence of a Revocation Event, the Board may, in its sole discretion, elect to terminate the Plan, the Trust, or any Participant's Account. The Company shall, in its sole discretion, (a) pay to each Participant whose Account is terminated, as soon as practicable after the date of such termination, a lump sum in cash equal to the Market Price of a Unit multiplied by the number of Shadow Units reflected in each Participant's Account as of the date of such termination or (b) distribute to each Participant whose Account is terminated, as soon as practicable after the date of such termination, that number of Units that would have been distributable to such Participant under the Plan upon the occurrence of a Realization Event with respect to the Participant. If it is finally determined in a proceeding, which the Company either controls or was offered the right to control and declines, that the Participant has an interest in the Trust that is taxable to the Participant notwithstanding any termination of such Participant's Account, the Company shall pay or distribute the Participant's interest (whether or not the Board has previously elected to terminate the Plan, the Trust or the Participant's Account) in accordance with either (a) or (b) of the preceding sentence.

                       SECTION 18 - RIGHTS OF EMPLOYMENT

         Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Related Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Related Company.

               SECTION 19 - REQUIREMENTS OF LAW AND GOVERNING LAW

         19.1 Requirements of Law. The transfer of Units under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         19.2 Governing Law. The Plan and all agreements under the Plan shall be construed in accordance with and governed by the laws of the State of Washington.


                                           PLUM CREEK MANAGEMENT COMPANY, L.P.

                                           ___________________________________

                                           ___________________________________
                                           Date

                             APPENDIX A - EXAMPLES



1. If the Unit Value for 75 of the 90 calendar days during the period beginning on January 31, 1994 and ending on May 1, 1994 is greater than or equal to $23.00, then the first value target with respect to the Unit Appreciation Rights granted to the initial Participants would be attained. Assume that the 75th day that the Unit Value exceeds $23.00 is April 24, 1994, then the number of Shadow Units in the Unit Appreciation Accounts of the initial Participants determined as of April 24, 1994 would be calculated as follows:



                                                                                     Divided
                    Participant             Maximum Unit  _  Base Unit         x        by            x                  =
                                            Value Target       Value         Total     Max.       Percentage     Shadow Units in
                                                         =                   UARs     Value         Units       Unit Appreciation
                                                     Maximum                          Target      Triggered          Account
                                               Spread in Unit Value
                   Rick R. Holley             $40.23 - $20 = $20.23        525,000      $40.23       10%           26,400.07

                   Charles P. Grenier         $40.23 - $20 = $20.23        375,000      $40.23       10%           18,857.20

                   Robert E. Manne            $40.23 - $20 = $20.23        375,000      $40.23       10%           18,857.20

                   James A. Kraft             $40.23 - $20 = $20.23        225,000      $40.23       10%           11,314.32



2. Assume quarterly distributions of $.35 are paid on the last day of the second month following each calendar quarter. No Shadow Units were credited to any Participant's Reinvested Distribution Account with respect to the February 28, 1994 distribution, as no Shadow Units were yet credited to any Participant's Account on that date. Assume that the Market Price of a Unit on May 31 and August 31, 1994, is $24 and $27, respectively, when the first and
second quarter dividends are paid.   Shadow Units are credited to the
Reinvested Distribution Accounts of the initial Participants with respect to the distribution on May 31, 1994 calculated as follows:



                                                                                         Divided
                      PARTICIPANT               SHADOW UNITS CREDITED         x            by                  =
                                                TO PARTICIPANT'S UNIT    DISTRIBUTION    MARKET     SHADOW UNITS CREDITED TO
                                                APPRECIATION ACCOUNT        AMOUNT        PRICE     PARTICIPANT'S REINVESTED
                                                                                                       DISTRIBUTION ACCOUNT
                   Rick R. Holley                     26,400.07             $.35          $24               385.00

                   Charles P. Grenier                 18,857.20             $.35          $24               275.00

                   Robert E. Manne                    18,857.20             $.35          $24               275.00

                   James A. Kraft                     11,314.32             $.35          $24               165.00

3. Additional Shadow Units are credited to Participants' Reinvested Distribution Accounts with respect to the distribution on August 31, 1994 calculated as follows:



                                                                                  DIVIDED
               PARTICIPANT        SHADOW UNITS CREDITED TO UNIT        X            BY                  =
                                    APPRECIATION ACCOUNT AND      DISTRIBUTION    MARKET      ADDITIONAL SHADOW UNITS
                                     REINVESTED DISTRIBUTION         AMOUNT       PRICE       CREDITED TO REINVESTED
                                            ACCOUNT                                            DISTRIBUTION ACCOUNT
            Rick R. Holley       26,400.07 + 385.00 = 26,785.07       $.35          $27               347.21
            Charles P. Grenier   18,857.20 + 275.00 = 19,132.20       $.35          $27               248.01
            Robert E. Manne      18,857.20 + 275.00 = 19,132.20       $.35          $27               248.01
            James A. Kraft       11,314.32 + 165.00 = 11,479.32       $.35          $27               148.81


4. If the Unit Value for 75 of the 90 calendar days during the period beginning on August 18, 1994 and ending on November 16, 1994 is greater than or equal to $26.45, then the second value target with respect to Unit Appreciation Rights granted to the initial Participants in the Plan would be attained. Assume that the 75th day that the Unit Value exceeds $26.45 is November 9, 1994, then the number of additional Shadow Units credited to the Unit Appreciation Accounts of each initial Participant and the aggregate Shadow Units in the Unit Appreciation Accounts of each initial Participant as of November 9, 1994 are calculated as follows:



                                                    DIVIDED
          PARTICIPANT       MAX. SPREAD      X         BY         X             =                AGGREGATE SHADOW UNITS
                              IN UNIT       TOTAL     MAX.    PERCENTAGE     ADDITIONAL           IN UNIT APPRECIATION
                               VALUE1       UARs     VALUE       UNITS      SHADOW UNITS                ACCOUNT
                                                     TARGET    TRIGGERED      IN UNIT
                                                                            APPRECIATION
                                                                              ACCOUNT
       Rick R. Holley          $20.23     525,000    $40.23       15%        39,600.11      26,400.07 + 39,600.11 = 66,000.18
       Charles P. Grenier      $20.23      375,00    $40.23       15%        28,285.79      18,857.20 + 28,285.79 = 47,142.99
       Robert E. Manne         $20.23      375,00    $40.23       15%        28,285.79      18,857.20 + 28,285.79 = 47,142.99
       James A. Kraft          $20.23      225,00    $40.23       15%        16,971.48      11,314.32 + 16,971.48 = 28,285.80





                 ________________________

                 1 See Paragraph 1 for complete calculation.

5. After the foregoing events, the Accounts of the initial Participants in the Plan as of November 9, 1994 would be as follows:



                      PARTICIPANT        AGGREGATE SHADOW UNITS CREDITED                   +                         =
                                           TO REINVESTED DISTRIBUTIONS                 AGGREGATE                 AGGREGATE
                                                     ACCOUNT                      SHADOW UNITS IN UNIT         SHADOW UNITS
                                           (MAY 31 AND AUGUST 31 CREDITS)        APPRECIATION ACCOUNT
                   Rick R. Holley           385.00 + 347.21 = 732.21                   66,000.18                 66,732.39


                   Charles P. Grenier       275.00 + 248.01 = 523.01                   47,142.99                 47,666.00


                   Robert E. Manne          275.00 + 248.01 = 523.01                   47,142.99                 47,666.00
                   James A. Kraft           165.00 + 148.81 = 313.81                   28,285.80                 28,599.61


6. If the Unit Value for 75 of the 90 calendar days during a 90 consecutive calendar day period is greater than or equal to $30.42, then the third value target with respect to Unit Appreciation Rights granted to the initial Participants in the Plan would be attained. The number of additional Shadow Units credited to the Unit Appreciation Accounts of each initial Participant and the aggregate Shadow Units in the Unit Appreciation Accounts of each initial Participant, determined as of the 75th day that the Unit Value exceeds $30.42, are calculated as follows:



                                                         DIVIDED
                   PARTICIPANT         MAX.       X        BY          X             =                 AGGREGATE SHADOW
                                      SPREAD     TOTAL    MAX.     PERCENTAGE    ADDITIONAL              UNITS IN UNIT
                                     IN UNIT     UARs     VALUE       UNITS        SHADOW             APPRECIATION ACCOUNT
                                     VALUE(2)             TARGET    TRIGGERED     UNITS IN
                                                                                    UNIT
                                                                                 APPRECIATION
                                                                                   ACCOUNT
                Rick R. Holley        $20.23    525,00    $40.23       20%        52,800.15      66,000.18 + 52,800.15 = 118,800.33
                Charles P. Grenier    $20.23    375,00    $40.23       20%        37,714.39      47,142.99 + 37,714.39 =  84,857.38
                Robert E. Manne       $20.23    375,00    $40.23       20%        37,714.39      47,142.99 + 37,714.39 =  84,857.38
                James A. Kraft        $20.23    225,00    $40.23       20%        22,628.64      28,285.80 + 22,628.64 =  50,914.44





                 ________________________

                 2 See Paragraph 1 for complete calculation.

7. If the Unit Value for 75 of the 90 calendar days during a 90 consecutive calendar day period is greater than or equal to $34.98, then the fourth value target with respect to Unit Appreciation Rights granted to the initial Participants in the Plan would be attained. The number of additional Shadow Units credited to the Unit Appreciation Accounts of each initial Participant and the aggregate Shadow Units in the Unit Appreciation Accounts of each initial Participant, determined as of the 75th day that the Unit Value exceeds $34.98, are calculated as follows:


                                                      DIVIDED
                PARTICIPANT         MAX.       X        BY           X            =                ()AGGREGATE SHADOW
                                   SPREAD     TOTAL    MAX.     PERCENTAGE    ADDITIONAL              UNITS IN UNIT
                                  IN UNIT     UARs     VALUE       UNITS        SHADOW             APPRECIATION ACCOUNT
                                  VALUE(3)             TARGET    TRIGGERED     UNITS IN
                                                                                 UNIT
                                                                             APPRECIATION
                                                                               ACCOUNT
             Rick R. Holley        $20.23    525,000   $40.23       25%        66,000.19      118,800.33 + 66,000.19 = 184,800.52
             Charles P. Grenier    $20.23    375,000   $40.23       25%        47,142.99       84,857.38 + 47,142.99 =  132,000.37
             Robert E. Manne       $20.23    375,000   $40.23       25%        47,142.99       84,857.38 + 47,142.99 =  132,000.37
             James A. Kraft        $20.23    225,000   $40.23       25%        28,285.79       50,914.44 + 28,285.79 =   79,200.23

8. If the Unit Value for 75 of the 90 calendar days during a 90 consecutive calendar day period is greater than or equal to $40.23, then the fifth and final value target with respect to Unit Appreciation Rights granted to the initial Participants in the Plan would be attained. The number of additional Shadow Units credited to the Unit Appreciation Accounts of each initial Participant and the aggregate Shadow Units in the Unit Appreciation Accounts of each initial Participant, determined as of the 75th day that the Unit Value exceeds $40.23, are calculated as follows:


                                                      DIVIDED
                PARTICIPANT        MAX.       X         BY          X               =                AGGREGATE SHADOW
                                  SPREAD     TOTAL      MAX.    PERCENTAGE     ADDITIONAL              UNITS IN UNIT
                                  IN UNIT    UARs      VALUE       UNITS         SHADOW             APPRECIATION ACCOUNT
                                  VALUE(3)             TARGET    TRIGGERED      UNITS IN
                                                                                  UNIT
                                                                              APPRECIATION
                                                                                ACCOUNT
             Rick R. Holley       $20.23    525,000    $40.23       30%        79,200.22     184,800.52 + 79,200.22 = 264,000.74
             Charles P. Grenier   $20.23    375,000    $40.23       30%        56,571.59     132,000.37 + 56,571.59 = 188,571.96
             Robert E. Manne      $20.23    375,000    $40.23       30%        56,571.59     132,000.37 + 56,571.59 = 188,571.96
             James A. Kraft       $20.23    225,000    $40.23       30%        33,942.95      79,200.23 + 33,942.95 = 113,143.18





                 ________________________

                 3 See Paragraph 1 for complete calculation.